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                                                                   EXHIBIT 10.14

                                   AGREEMENT
                                   ---------

     This Employment Agreement ("Agreement") is entered into on March 7, 1997 between Empress Casino Hammond Corporation, an Indiana corporation, 825 Empress Drive, Hammond, Indiana 46320 hereinafter referred to as the "Company," and Peter A. Ferro, Jr., 19941 West Manhattan Road, Elwood, Illinois 60421, hereinafter referred to as the "Employee," to be effective as of January 1, 1997.

                                   RECITALS:

     WHEREAS, Employee and the Company wish to enter into an agreement containing the terms and conditions of Employee's employment as President and Chief Executive Officer of the Company.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, the parties agree as follows:

     1. DUTIES. The Employee shall serve as President and Chief Executive Officer of the Company. As such, the Employee shall have the responsibilities and duties as set forth in the bylaws of the Company and such other duties commensurate with the position of president and chief executive officer of entities comparable to the Company, including responsibility for implementing all resolutions adopted by the Company's Board of Directors. The Employee shall report regularly to the Board of Directors of the Company. The Company acknowledges that the Employee presently serves as an officer and director of other companies, and agrees that this Agreement shall not preclude the Employee from such service and from engaging in other civic, charitable and gaming industry activities.

     2. TERM. Employment and compensation pursuant to this Agreement shall begin on January 1, 1997, and shall continue until December 31, 1999.

     3. COMPENSATION. For all services rendered by the Employee under this Agreement, the Company shall pay the Employee an annual salary of Four Hundred Thousand Dollars ($400,000), payable on the same timetable as the regular payroll of the Company, less any salary earned by Employee from Empress Casino Joliet Corporation.

     4. OFFICE FACILITIES. The Company shall furnish the Employee with a private office, supplies, secretarial assistance, equipment, and such other facilities and services suitable to his position and adequate for the performance of his duties.

     5. EXPENSES. Employee is authorized, in carrying out his duties and responsibilities hereunder, to make expenditures on behalf of the Company for meetings, dues, journals, travel, entertainment, and appropriate gifts. The Company will promptly reimburse the Employee for such expenditures upon his compliance with the expense reimbursement policies of the Company in effect from time to time.
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     6.   INDEMNIFICATION.  Employee shall have the benefit of indemnification as provided under applicable law and the bylaws of the Company on terms no less favorable than the indemnification provided as of the date of this Agreement.

     7. VACATIONS. Employee shall be entitled to thirty (30) vacation days per calendar year. These vacation days shall be concurrent with and not in addition to the vacation provided by Empress Casino Joliet Corporation. Vacation days available but not used by Employee in a calendar year may not be cumulated or carried over into subsequent years.

     8. AUTOMOBILE. The Company shall provide Employee with a luxury automobile selected by Employee for his exclusive use, unless such an automobile is being supplied by Empress Casino Joliet Corporation. The automobile may be replaced by Employee after it has been in service three years. Employee's expenses of automobile maintenance, repair and insurance shall be reimbursed by the Company in accordance with the expense reimbursement policies of the Company. This provision shall be implemented as necessary to avoid duplication of benefits provided by Empress Casino Joliet Corporation.

     9. EMPLOYEE BENEFIT PLANS; FRINGE BENEFITS. Employee shall be entitled to participate in all of the employee benefit plans and fringe benefits which the Company makes available to its employees on the same terms and conditions as any other executive level employee of the Company, except as otherwise provided in this Agreement and except to the extent necessary to avoid duplication of benefits provided by Empress Casino Joliet Corporation. To the extent Employee is unable to perform the duties and responsibilities of his position by reason of illness, accident, or incapacity during the term of this Agreement, his full salary shall continue to be paid to him until such time as he receives payment under the disability insurance benefit policy of the Company, the Company will provide Employee with the Executive Health Program of his choice.

     10. DEATH DURING EMPLOYMENT. If Employee dies during the term of this Agreement, the Company shall continue to make all such payments required hereunder to the estate of the Employee through the scheduled termination date of this agreement.

     11. EARLY TERMINATION. This Agreement shall terminate early upon the occurrence of any one of the following events:

     (a) Employee shall have his gaming license in Indiana suspended or revoked.

     (b)  Employee shall fail a drug test administered by the Company.

     (c) At least two-thirds of the Company's Board of Directors votes to terminate Employee's employment with the Company.

     (d)  The Company's gaming license in Indiana is revoked or not renewed.

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     (e)  There is a change in control in the Company during the term of this
Agreement, consisting of either a sale or transfer of a majority equity interest in the Company or the sale of a substantial portion of the assets of the Company.

     Notwithstanding termination due to (c), (d) or (e) above, the Company's obligations to Employee under this Agreement, including all payments, shall continue in full force and effect until December 31, 1999.

     12. COMPANY OBLIGATIONS. In addition to all obligations of the Company set forth in this Agreement, the Company shall comply with all of its obligations to Employee in his capacity as a shareholder and director. The Company agrees that, to the extent permitted by law, Employee shall receive distributions from the Company in an amount sufficient to reimburse Employee for income taxes payable on his share of the Company's income, such taxes to be measured at the highest marginal tax rates.

     13. WAIVER OF BREACH. The waiver by the Company or Employee of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the Company or Employee.

     14. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of both the Company and Employee and their respective successors, assigns, heirs, and legal representatives, but neither this Agreement nor any rights hereunder may be assigned by the Company or Employee without the written consent of the other parties.

     15. AMENDMENTS. No amendments or variations of the terms and conditions of this Agreement shall be valid unless the same is in writing and signed by all of the parties hereto.

     16. SAVINGS CLAUSE. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not effect the validity and enforceability or any other provision hereof.

     17. NOTICE. All notices provided for by this Agreement shall be in writing and shall be transmitted either by actual delivery of the notice into the hands of the parties hereunto entitled, or by the mailing of such notice in the United States Mail to the last known address of the parties entitled thereto by certified or registered mail, return receipt requested. The notice shall be deemed to be received in case of actual delivery on the date of its actual receipt by the parties entitled thereto and in case of delivery by mail on the date of the return receipt.

     18. GOVERNING LAW. This Agreement shall be governed both as to interpretation and performance under the laws of the State of Indiana. This Agreement is subject to review by the Indiana Gaming Commission and may be subsequently disapproved or cancelled by the Indiana Gaming Commission in accordance with applicable rules.

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     19.  CONFIDENTIALITY.  The Company and the Employee agree not to disclose the terms of this Agreement to any third party, except as may be required by law. A copy of this Agreement shall be filed with the Indiana Gaming Commission.

     20. ALLOCATION. The Company and the Employee acknowledge that Employee is presently serving as President and Chief Executive Officer of Empress Casino Joliet Corporation and that the compensation and benefits earned by Employee under this Agreement are not intended to duplicate the compensation and benefits earned by Employee from Empress Casino Joliet Corporation. The Company will cooperate with Empress Casino Joliet Corporation to fairly allocate costs and expenses in the employment of Employee in a manner commensurate with the relative efforts and time commitment provided by Employee to the Company and to Empress Casino Joliet Corporation.

     IN WITNESS WHEREOF, this Agreement has been executed by the Company and Employee as of the date first written above.

                                   EMPLOYEE:

EMPRESS CASINO HAMMOND
CORPORATION

                                   /s/ Peter A. Ferro, Jr.
                                   ---------------------------------
                                   Peter A. Ferro, Jr.
By: /s/ [SIGNATURE ILLEGIBLE]^^
   ----------------------------
     Chairman of the Board

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